EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (this "Agreement") is dated as of January 1, 2002, between Margaret Chance ("Employee"), Ameritrans Capital Corporation ("Ameritrans"), and Elk Associates Funding Corporation ("Elk") (collectively, Ameritrans and Elk are hereinafter referred to as the "Employer").

     In consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.   Employment of Employee.

     Employer hereby agrees to employ Employee, and Employee hereby agrees to be and remain in the employ of Employer, upon the terms and conditions hereinafter set forth.

2.   Employment Period.

     Subject to the earlier termination as provided in Section 5, the term of Employee's employment under this Agreement shall commence as of the date of execution (the "Effective Date"), and shall continue for a period of five (5) years (the "Initial Employment Period"). Unless Employer gives notice of non-renewal at least four (4) months prior to the expiration of the Initial Employment Period or Employee gives notice of non-renewal at least two (2) months prior to the expiration of the Initial Employment Period, the term of this Agreement shall be extended for an additional five (5) year period beyond the end of the Initial Employment Period on the same terms and conditions in effect under this Agreement at the time of extension (the Initial Employment Period and any extension thereof is hereafter referred to as the "Employment Period"). During the period between the fourth month and the second month prior to the expiration of the Initial Employment Period, Employer and Employee shall negotiate in good faith with respect to any additional terms to the renewed Employment Agreement.

3.   Duties and Responsibilities.

     3.1. General. During the Employment Period, Employee shall have the title of Vice President and Secretary of the Employer and shall have duties commensurate with her office and title. Employee shall report directly to and take direction from Gary Granoff. Employee shall devote such of her business time, consistent with past practice, and expend her best efforts, energies, and skills to the Employer.

4.   Compensation and Related Matters.

     4.1. Base Salary. For each of the twelve-month periods during the Employment Period, commencing with the twelve-month period beginning on the Effective Date (each such period, an "Employment Year"), Employer shall pay to Employee a base salary equal to $75,000 for the first Employment Year, which shall increase by 4% for each subsequent Employment Year (with respect to each Employment Year, the "Base Salary"). The Base Salary for each Employment Year shall be payable in accordance with the normal payroll procedures of Employer.

     4.2. Annual Bonus. For each fiscal year during the Employment Period (each, a "Bonus Year"), Employee shall be eligible to receive a bonus based on the achievement of corporate and/or individual performance objectives set by the Board for such Bonus Year at the discretion of the Board (a "Bonus"), such Bonus not to be less than $8,500. Any Bonus earned for any Bonus Year shall be payable promptly following the determination thereof, but in no event later than 45 days after the end of such year.

     4.3. Other Benefits. During the Employment Period, subject to, and to the extent Employee is eligible under their respective terms, Employee shall be entitled to receive such benefits as are, or are from time to time hereafter, generally provided by Employer to Employer's senior management employees (including any executive vice president or chief financial officer) (other than those provided under or pursuant to separately negotiated individual employment agreements or arrangements) under any pension or retirement plan (which as of the date hereof is Employer's existing SEP IRA plan), disability plan, or insurance, group life insurance, family medical and dental insurance, accidental death and dismemberment insurance, travel accident insurance, or other similar plan or program of Employer. In the event of temporary illness or short-term disability, Employer shall make reasonable accommodation for Employee to perform her duties from home or other location at which Employee resides.

     4.4. Expense Reimbursement. Employer shall reimburse Employee for all business expenses reasonably incurred by her in the performance of her duties under this Agreement upon her presentation of signed and itemized accounts of such expenditures, all in accordance with Employer's procedures and policies as adopted and in effect from time to time and applicable to its senior management employees. Included in Employee's reimbursement shall be the Employee's home DSL line.

     4.5. Vacations. Employee shall be entitled to thirty (30) business days vacation for each calendar year during the Employment Period, which vacations shall be taken at such time or times as shall not unreasonably interfere with Employee's performance of her duties under this Agreement. Employee shall be entitled to an additional five (5) personal days.

     4.6. Stock Options. In order to provide further incentive to Employee and align the interests of Employee with those of the stockholders of Employer, Employer shall grant to Employee, from time to time, options to purchase shares of common stock of Employer, par value per share $.01 (the "Common Stock"), in an amount determined by the Company's board of directors or committee thereof, as the case may be. The options shall be granted pursuant to the Employer's existing Stock Option Plan consistent with the terms and conditions therein. The options shall have such other terms and conditions as set forth in a stock option agreement. Employer shall register the sale of any Common Stock to Employee upon the exercise of any such options pursuant to a Registration Statement on Form S-8, provided that Form S-8 is available to Employer under the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission at the time Employee exercises such options.

5.   Termination of Employment Period.

     5.1. Voluntary Termination by Employee. Employee may, by notice to Employer at any time during the Employment Period, voluntarily resign from Employer and terminate the Employment Period. The effective date of such termination of Employee from Employer shall be the date that is thirty (30) days following the date on which such notice is given.

     5.2. By Employer for Cause. Employer may, at any time during the Employment Period, by notice to Employee, terminate the Employment Period for "Cause." As used herein, "Cause" shall mean (i) incompetence, fraud, personal dishonesty, defalcation, or acts of gross negligence or gross misconduct on the part of Employee in the course of her employment, (ii) an intentional breach of this Agreement by Employee that is injurious to Employer, (iii) substantial and continued failure by Employee to perform her duties hereunder, (iv) willful failure by Employee to follow the lawful directions of Gary Granoff or the Board, (v) use of alcohol by Employee or her illegal use of drugs (including narcotics) which in either case is, or could reasonably expected to become, materially injurious to the reputation or business of Employer or which impairs, or could reasonably be expected to impair, the performance of Employee's duties hereunder, (vi) Employee's conviction by a court of competent jurisdiction of, or pleading "guilty" or "no


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

contest" to, (x) a felony, or (y) any other criminal charge (other than minor traffic violations) which has or could reasonably be expected to have a material adverse impact on Employer's reputation and standing in the community, or (vii) Employee's violation of any of the provisions of Section 7 herein. Any notice given by Employer pursuant to Section 5.2(ii), (iii), or (iv), above, shall specify in writing in reasonable detail the nature of Employee's action or inaction that is the cause for giving such notice. Employee will have 30 days to cure, to the reasonable satisfaction of Employer, any action or inaction charged by Employer for Cause under (ii), (iii), or (iv), above. In the event of a termination of the Employment Period for Cause under (i), (v), (vi), or (vii), above, the Employment Period shall terminate immediately upon notice by Employer of termination for Cause. In all other cases of a termination of the Employment Period for Cause, the Employment Period shall terminate 30 days after such notice of termination for Cause, unless Employee has satisfactorily cured such actions or inactions.

     5.3. By Employee for Good Reason.

     (a) Employee may, at any time during the Employment Period by notice to Employer, terminate the Employment Period under this Agreement for "Good Reason" (as defined below). For the purposes hereof, Employee shall have "Good Reason" to terminate employment with Employer on account of any of the following events without Employee's consent: (i) any reduction in the Base Salary; (ii) Employer relocating its principal headquarters outside of a 10 mile radius from Manhattan; (iii) the failure of Employer to provide employee benefits consistent with Section 4.3 herein, or (iv) a "Change in Control" (as defined below); provided, however, that the circumstances set forth in this Section 5.3 shall not be Good Reason if within 30 days of notice by Employee to Employer, Employer cures such circumstances. The effective date of such termination of Employee from Employer shall be the date that is thirty (30) days following the date on which such notice is given.

     (b) For purposes of this Section 5.3, a "Change in Control" shall be deemed to have taken place if any "Person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of Employer's then outstanding securities eligible to vote for the election of the Board (the "Voting Securities"); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by Employer or any subsidiary of Employer in which Employer owns more than 50% of the combined voting power of such entity (a "Subsidiary"), (ii) by any employee benefit plan (or related trust) sponsored or maintained by Employer or any Subsidiary, (iii) by any underwriter temporarily holding Employer's Voting Securities pursuant to an offering of such Voting Securities, or (iv) pursuant to any acquisition by Employee or any group or persons including Employee (or any entity controlled by Employee or any group of persons including Employee).

     5.4. Disability. During the Employment Period, if, as a result of physical or mental incapacity or infirmity, Employee shall be unable to perform her duties under this Agreement for (i) a continuous period of at least 120 days, or
(ii) periods aggregating at least 180 days during any period of 12 consecutive months (each, a "Disability Period"), and at the end of the Disability Period there is no reasonable probability that Employee can promptly resume her duties hereunder, Employee shall be deemed disabled (the "Disability") and Employer, by notice to Employee, shall have the right to terminate the Employment Period for Disability at, as of, or after the end of the Disability Period. The existence of the Disability shall be determined by a reputable, licensed physician selected by Employer in good faith, whose determination shall be final and binding on the parties; provided, however, Employee shall have the right to select a licensed physician to render a second opinion as to the existence of the Disability. In the event the two physicians have different opinions as to the existence of the Disability, the Employer shall promptly cause its then current healthcare


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

provider to appoint a physician to render an opinion, which opinion shall be final and binding on the parties. Employee shall cooperate in all reasonable respects to enable an examination to be made by such physician. Notwithstanding the foregoing, Employer may conclusively determine Employee to be disabled and terminate the Employment Period on account of Disability at any time after Employee has commenced receiving benefits under Employer's long-term disability insurance policy.

     5.5. Death. The Employment Period shall end on the date of Employee's death.

     5.6. Any termination under this Section 5 shall act as a notice of non-renewal of this Agreement pursuant to Section 2 herein.

6.   Termination Compensation.

     6.1. Termination for Good Reason by Employee. If the Employment Period is terminated by Employee for Good Reason pursuant to the provisions of Section 5.3, hereof, Employer will pay to Employee Employee's Base Salary through the date of termination and an amount equal to the sum of the Base Salary multiplied by the number of years (and fractional portions thereof) remaining in the Employment Period (the "Severance Payment"); provided, however, the minimum Severance Payment to be paid to Employee hereunder shall not be less than an amount equal to two-and-one-half years of Employee's Base Salary as in effect at the time this Agreement is terminated as provided herein. Employer shall have no obligation to continue any other benefits provided for in Section 4 past the date of termination.

     6.2. Certain Other Terminations. If the Employment Period is terminated by Employer for Cause or on account of Employee's Disability pursuant to the provisions of Sections 5.2 or 5.4, or by death, pursuant to the provisions of
Section 5.5, Employer shall pay to Employee, within thirty (30) calendar days of the date of termination, Employee's Base Salary through the date of termination and a pro-rated share of the discretionary bonus if already determined. In the event that the Employment Period is terminated by Employer on account of Disability pursuant to the provisions of Section 5.4 or on account of death pursuant to the provisions of Section 5.5 and provided Employee has been employed for at least six months during the year of termination, Employer shall also pay to Employee a portion of a bonus for the year of termination based upon the bonus paid, if any, for the immediately preceding year prorated through the date of termination. Employer shall have no obligation to continue any other benefits provided for in Section 4 past the date of termination.

     6.3. Payment; No Other Termination Compensation. Any payment pursuant to this Section 6 shall be made in a lump sum within ten (10) business days following the date of such termination. Employee shall not, except as set forth in this Section 6, be entitled to any compensation following termination of the Employment Period.

7.   Non-Competition, Non-Solicitation.

     7.1. Non-solicitation of Employees. The Employee agrees that during the term of the Employee's employment with the Employer and for a period of one year thereafter, the Employee shall not directly recruit, solicit or otherwise induce or attempt to induce any employees of the Employer to leave the employment of the Employer.

     7.2. Non-competition. The Employee agrees that during the term of the Employee's employment with the Employer, the Employee shall not directly or indirectly, except as a passive investor in publicly held companies and except for investments held at the date hereof, engage in competition with the Employer or any of its subsidiaries, excluding those activities described in Section 3.1 hereof, or own or control any interest in, or act as director, officer or employee of, or consultant to, any firm, corporation or institution directly engaged in competition with the Employer or any of its subsidiaries.

8.   Successors; Binding Agreement.

     This Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee and Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, divisees, and legatees. If Employee should die while any amounts would still be payable to her hereunder if she had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee, or other beneficiary or, if there be no such beneficiary, to Employee's estate.

9.   Survivorship.

     The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

10.  Miscellaneous.

     10.1. Notices. Any notice, consent, or authorization required or permitted to be given pursuant to this Agreement shall be in writing and sent to the party for or to whom intended, at the address of such party set forth below, by registered or certified mail, postage paid (deemed given five days after deposit in the U.S. mails) or personally delivered or sent by facsimile transmission (deemed given upon receipt), or at such other address as either party shall designate by notice given to the other in the manner provided herein.

          If to Employer:   Ameritrans Capital Corporation
                            747 Third Avenue, 4th Floor
                            New York, New York 10017
                            Attn: Gary Granoff, President

          If to Employee:   Ms. Margaret Chance
                            6154 Gates Avenue
                            Ridgewood, New York 11385

     10.2. Taxes. Employer is authorized to withhold (from any compensation or benefits payable hereunder to Employee) such amounts for income tax, social security, unemployment compensation, and other taxes as shall be necessary or appropriate in the reasonable judgment of Employer to comply with applicable laws and regulations.

     10.3. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to the principles of conflicts of laws therein.

     10.4. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in the city in which Employer's main corporate headquarters is then located in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having jurisdiction.

     10.5. Headings. All descriptive headings in this Agreement are inserted for convenience only, and shall be disregarded in construing or applying any provision of this Agreement.


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

     10.6. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, together, shall constitute one and the same instrument.

     10.7. Severability. If any provision of this Agreement, or any part thereof, is held to be unenforceable, the remainder of such provision and this Agreement, as the case may be, shall nevertheless remain in full force and effect.

     10.8. Entire Agreement and Representation. This Agreement contains the entire agreement and understanding between Employer and Employee with respect to the subject matter hereof. No representations or warranties of any kind or nature relating to Employer or its several businesses, or relating to Employer's assets, liabilities, operations, future plans, or prospects have been made by or on behalf of Employer to Employee. This Agreement supersedes any prior agreement between the parties relating to the subject matter hereof.

     10.9. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect. If any provision of this Agreement is held to be invalid, void, or unenforceable in any jurisdiction, any court or arbitrator so holding shall substitute a valid, enforceable provision that preserves, to the maximum lawful extent, the terms and intent of such provisions of this Agreement. If any of the provisions of, or covenants contained in, this Agreement are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any other jurisdiction, which shall be given full force and effect, without regard to the invalidity or unenforceability in such other jurisdiction. Any such holding shall affect such provision of this Agreement, solely as to that jurisdiction, without rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal, or unenforceable because its scope is considered excessive, such covenant will be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal, and enforceable.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                      AMERITRANS CAPITAL CORPORATION


                                      By: /s/ Gary Granoff
                                          -------------------------------------
                                          Gary Granoff


                                      ELK ASSOCIATES FUNDING CORPORATION


                                      By: /s/ Gary Granoff
                                          -------------------------------------
                                          Gary Granoff


                                          /s/ Margaret Chance
                                          -------------------------------------
                                          Margaret Chance


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